Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-288031 on Form S-8 of our report dated June 23, 2026, appearing in this Annual Report on Form 11-K of the TETRA Technologies, Inc. 401(k) Retirement Plan for the year ended December 31, 2025.

/s/Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 23, 2026